Exhibit 99.4

JOINT PRESS RELEASE
GUYANOR RESSOURCES S.A. AND
GOLDEN STAR RESOURCES LTD.


                ST-ELIE EXPLORATION UPDATE AND TRENCHING RESULTS

                     CAYENNE AND DENVER - FEBRUARY 24, 1997

Guyanor Ressources S.A. (Guyanor) and Golden Star Resources Ltd. (Golden Star), are pleased to provide an update on exploration activities with ASARCO Guyane Francaise S.A.R.L. (ASARCO) on the St-Elie property in French Guiana. A core drilling program has commenced on the Chemin de Fer target on the St-Elie property, the third of several targets to be drilled on the property. Guyanor and ASARCO, through jointly owned Societe des Mines de St-Elie (SMSE), have also negotiated with a local mining company, subject to government approval, an option on the Dieu-Merci property, which borders the St-Elie property to the east and south.

The Chemin de Fer target is situated in the southeast section of the 99-square kilometer St-Elie property. The target was identified by a geochemical survey in 1996 and is associated with granitic intrusives within the Paramaca greenstone belt. During late 1996, trenching was completed across the primary 1,400 by 200 meter Chemin de Fer anomaly. Four trenches cut across the zone identified a corridor of intense quartz veining, 30 to 40 meters wide, over a strike length of approximately 600 meters. The results from these trenches are reported in Table 1. The average mineralized interval in the trenches was approximately 12 meters with a weighted average gold grade of 3.0 g/t. The current core drilling campaign on Chemin de Fer is designed to test the depth continuity of this zone and is anticipated to consist of 12 holes totaling approximately 1,800 meters. A second core drill is scheduled to be mobilized at St-Elie by the end of February for drilling on either the Chemin de Fer or Michel zones. Following the construction of an additional exploration camp, access roads and drill pads, both drill rigs are scheduled to begin testing the new Dieu-Merci prospects in the near future.

SMSE recently negotiated a four-year option to earn an interest in the Dieu-Merci property covering 155 square kilometers and consisting of three concessions and one "B" exploration permit. The addition of the Dieu-Merci property more than doubles Guyanor and ASARCO's holdings in the region, from 99 to 254 square kilometers. Dieu-Merci hosts the southeastern extension of the Paramaca greenstone formation which trends through the St-Elie property and is also locally intruded by granites. The owners carried out a detailed soil geochemical survey totaling approximately 906 samples on a 100- by 100-meter grid and identified four different 400 to 600 meter long anomalies with gold values greater than 0.9 g/t known as Kerouani, Virgile, Cesar and Devis Sud.

At the Kerouani prospect, hundreds of hand and deep auger samples to a depth of eight meters were taken over the whole area. The average gold grade of samples taken from 167 deep auger holes was 3.0 g/t, while the average gold grade from hand auger




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samples was approximately 2.0 g/t with assays cut at 50.0 g/t. Five trenches and nine core drill holes were completed at Kerouani. Work completed on the 600 by 200 meter Virgile prospect, included augering, 11 trenches and nine core drill holes. Trenching was also completed on the 600 by 300 meter Cesar prospect and the 400 by 100 meter Devis Sud prospect.

The results of this trenching are presented in Table 1. At Kerouani, five trenches excavated across the zone over a strike length of approximately 350 meters exhibited an average mineralized interval of approximately 18 meters with a weighted average gold grade of 10.7 g/t. At Virgile, five trenches over a 450-meter strike length exhibited an average mineralized interval of approximately 10 meters with a weighted average gold grade of 7.6 g/t. At Cesar, five trenches excavated over a strike length of approximately 500 meters exhibited an average mineralized interval of approximately 18 meters with a weighted average gold grade of 6.0 g/t.

Jean-Francois Sauvage, Managing Director of Guyanor, stated, "We have a great deal of work to do this year at St-Elie and Dieu-Merci with a drilling budget that involves at least 15,000 meters. One drill rig is now working at Chemin de Fer at St-Elie to test a significant zone of intense quartz veining that trenching has shown to yield attractive gold grades. When this current 1,800 meter campaign is complete, we expect to move the drill to the Michel zone for a second round of drilling on that target. Through the option on Dieu-Merci, we have secured known extensions to mineralized zones on the St-Elie property. The new Kerouani and Virgile prospects represent additional ready made drill targets. We intend to mobilize our drill rigs to Kerouani and Virgile as soon as we have established an exploration camp at Dieu-Merci and have transported the required fuel and equipment to support a sustained drilling campaign. With many top quality targets and an aggressive exploration budget, we believe we will begin to clearly demonstrate the potential of St-Elie over the coming months."

Guyanor Ressources S.A. is a French exploration company in which Golden Star Resources Ltd. has an approximately 68% interest. Guyanor operates exclusively in the French Department of Guyane (French Guiana) and focuses on the identification, exploration and development of significant mineral deposits, principally gold and diamonds. Guyanor currently holds interests in the St-Elie, Yaou, Dorlin, Paul Isnard and Regina Est gold properties as well as the Dachine diamond property. Guyanor is listed on The Toronto Stock Exchange (under the symbol "GRL.B") and the Nouveau Marche of the Bourse de Paris (under the symbol "GUYN").

Golden Star Resources Ltd. is a gold and diamond exploration company which holds a 30% equity interest in the Omai gold mine in Guyana, one of the largest gold mines in South America. Golden Star also holds significant gold and diamond exploration interests in South America and Africa. The Company is listed on The Toronto Stock Exchange (under the symbol "GSC") and the American Stock Exchange (under the symbol "GSR"). Golden Star warrants trade on The Toronto Stock Exchange (under the symbol "GSR.WT"). The above forward-looking statements involve risks and uncertainties including those relating to exploration, the establishment of reserves,




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potential mine development and the recovery of any reserves. Please refer to a discussion of these and other factors in Golden Star's 10-K, 10-Q and other Securities and Exchange Commission filings.

For additional information, please contact:

GUYANOR RESSOURCES S.A.          GOLDEN STAR RESOURCES LTD.
JEAN-FRANCOIS SAUVAGE            RICHARD WINTERS
Managing Director                Vice President - Corporate Development
011-594 29 54 40                 (303) 830-9000 or (800) 553-8436
Cayenne, French Guiana           Denver, Colorado







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TABLE 1. ST-ELIE PROJECT, FRENCH GUIANA
              CHEMIN DE FER &  DIEU-MERCI TRENCHING RESULTS

AREA        TRENCH NO.   SAMPLING   LENGTH (M)        G AU/T
ST-ELIE -      TR63     horizontal            9         2.0
CHEMIN DE               horizontal            4         1.4
FER/GIRAUD              horizontal            6         4.1
               TR73     horizontal            8         3.2
               TR68     horizontal            6         1.5
                        horizontal           32         3.8
               TR69     horizontal           30         2.8
                        horizontal            4         2.0
DIEU-MERCI     TRK1      vertical            18         4.3
-
KEROUNI        TRK2      vertical            26         4.0
               TRK3      vertical            26         5.2
               TRK4      vertical            22         5.4
                        horizontal           17        56.8
               TRK5      vertical            10         5.8
                        horizontal            6         5.8
DIEU-MERCI     TRV1      vertical            12         2.6
-
VIRGILE                 horizontal           11         4.0
               TRV2      vertical             4        18.5
                        horizontal            8        32.0
                TR4      vertical             8         1.2
                TR5      vertical             3         3.6
               TR21      vertical            24         7.5
                        horizontal           12         6.4
               TR22      vertical            10         1.8
DIEU-MERCI      TR1     horizontal           14         5.6
-
CESAR           TR2      vertical            14         5.5
                        horizontal           12         4.8
                TR3      vertical            12         6.1
                        horizontal           10        29.4
                TR8      vertical            22         5.4
                        horizontal           22         4.0
               TR9A      vertical            34         1.3

Vertical Sampling - meter by meter assays in vertical channels every two meters. Horizontal Sampling - meter by meter assays along bottom of trench. Average trench depth - 3.5 meters








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